                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                      [X]
Filed by a Party other than the Registrant   [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                          QUICKSILVER RESOURCES INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No Fee Required
[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
     (1) Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------
     (5) Total fee paid:

     ---------------------------------------------------------------------------
[_]  Fee paid previously by written preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:--------------------------

     (3) Filing Party:----------------------------------------------------------

     (4) Date Filed:------------------------------------------------------------

                                    [LOGO]

                          QUICKSILVER RESOURCES INC.
                               Fort Worth, Texas

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             Tuesday, June 6, 2000

To the Stockholders:

     The 2000 annual meeting of stockholders (the "Annual Meeting") of Quicksilver Resources Inc. (the "Company") will be held on Tuesday, June 6, 2000, at 9:00 a.m. local time, at 777 W. Rosedale Street, Fort Worth, Texas, for the following purposes:

(1) To elect eight directors to serve until the 2001 annual meeting of stockholders;

(2) To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 2000;

(3) To approve the Company's 1999 Stock Option and Retention Stock Plan; and

(4) To transact such other business as may properly come before such meeting or any adjournment(s) thereof.

       The close of business on April 7, 2000, is the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

       You are cordially invited to attend the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ASK THAT YOU SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A SELF-ADDRESSED, POSTPAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                                    By order of the Board of Directors

                                    /s/ Bill Lamkin

                                    Bill Lamkin
                                    Secretary

                                    May 4, 2000

                               TABLE OF CONTENTS
                               -----------------

                                                                                       Page
                                                                                       ----
Notice of Annual Meeting of the Stockholders

Solicitation and Revocability of Proxies..............................................    1

Election of Directors (Item 1)........................................................    2

  Information Regarding Nominees......................................................    3

  Directors' Meetings and Committees of the Board of Directors........................    6

  Security Ownership of Management and Certain Beneficial Holders.....................    7

  Section 16(a) Beneficial Ownership Reporting Compliance.............................   10

  Executive Compensation..............................................................   10

  Compensation Committee Report on Executive Compensation.............................   12

  Stockholder Return Performance Presentation.........................................   15

  Transactions with Management and Certain Stockholders...............................   16

Appointment of Auditors (Item 2)......................................................   20

Approval of 1999 Stock Option and Retention Stock Plan (Item 3).......................   21

Other Matters (Item 4)................................................................   28

Stockholder Proposals.................................................................   28

                          QUICKSILVER RESOURCES INC.
                           777 West Rosedale Street
                            Fort Worth, Texas 76104
                                (817) 877-3151
--------------------------------------------------------------------------------

                                PROXY STATEMENT

--------------------------------------------------------------------------------

                   SOLICITATION AND REVOCABILITY OF PROXIES

     The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company for use at the Annual Meeting to be held on Tuesday, June 6, 2000, at 9:00 a.m. local time, at 777 West Rosedale Street, Fort Worth, Texas, or at any adjournment(s) thereof. The solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") will be conducted primarily by mail. In addition, officers, directors and employees of the Company may solicit proxies personally or by telephone, telegram or other forms of wire or facsimile communication. The Company will reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of common stock of the Company ("Common Stock").

     The costs of the solicitation will be borne by the Company. This proxy statement and the form of proxy were first mailed to stockholders of the Company on or about May 4, 2000.

     The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy (a) by execution and submission of a revised proxy, (b) by written notice to the Secretary of the Company or (c) by voting in person at the Annual Meeting. In the absence of such revocation, shares represented by the proxies will be voted at the Annual Meeting.

     At the close of business on April 7, 2000, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding 17,984,092 shares of Common Stock, each share of which is entitled to one vote. Common Stock is the only class of outstanding securities of the Company entitled to notice of and to vote at the Annual Meeting.

     The Company's annual report to stockholders for the year ended December 31, 1999, including financial statements, is being mailed herewith to all stockholders entitled to vote at the Annual Meeting. The annual report does not constitute a part of the proxy soliciting material.

                                    ITEM 1.
                             ELECTION OF DIRECTORS

     Under the Company's Bylaws, the Board of Directors may consist of no fewer than one (1) and no more than eight (8) directors, the precise number being fixed within that range by resolution adopted by the Board of Directors or by stockholders at any annual meeting or special meeting or otherwise pursuant to action of the stockholders. The Board of Directors has fixed the number of directors at eight (8). Each director elected shall hold office until the annual meeting next after his election and until his successor is duly elected and qualified, or until his death or retirement or until he resigns or is removed as provided in the Bylaws. Under the Bylaws, a majority of the Board of Directors may fill vacancies and newly created directorships resulting from any increase in the authorized number of directors.

     Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of the nominees listed below. If for any reason any nominee is unable to accept the nomination or to serve as a director, an event not currently anticipated, the persons named as proxies reserve the right to exercise their discretionary authority to substitute such other person as a management nominee or to reduce the number of management nominees to such extent as the persons named as proxies may deem advisable.

     The following persons have been nominated to serve as directors until the 2001 annual meeting of stockholders or until their successors are elected and qualified: Frank Darden, Glenn Darden, Thomas F. Darden, D. Randall Kent, Steven M. Morris, W. Yandell Rogers III, Anne Darden Self, and Mark Warner.
Each of the nominees for director currently serves as a director of the Company.

     A plurality of the votes cast in person or by proxy by the holders of Common Stock is required to elect a director. Accordingly, abstentions and "broker non-votes" will have no effect on the outcome of the election of directors assuming a quorum is present or represented by proxy at the Annual Meeting. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. Stockholders may not cumulate their votes in the election of directors.

                        Information Regarding Nominees

     The following table sets forth information regarding the names, ages as of March 31, 2000, and principal occupations of the nominees and directors, other directorships in certain companies held by them and the length of continuous service as a director of the Company. Additional information concerning each director follows the table.

                                                                            Director
                              Principal Occupation and Directorships         Since    Age
Frank Darden             Chairman of the Board of Mercury Exploration       12/17/97   73
                         Company

Glenn Darden             President and Chief Executive Officer of the       12/17/97   44
                         Company; Director of Mercury Exploration
                         Company

Thomas F. Darden         Chairman of the Board of the Company; Director     12/17/97   46
                         of Mercury Exploration Company

D. Randall Kent          Retired Vice President of General Dynamics           3/3/99   74
                         Corporation

Steven M. Morris         President of Morris & Company                        3/3/99   48

W. Yandell Rogers III    Vice President and General Manager of Ridgway's,     3/3/99   37
                         Inc.

Anne Darden Self         Senior Vice President of Human Resources;            9/1/99   41
                         Director of Mercury Exploration Company

Mark Warner              Director of Domestic Energy Finance for Enron        3/3/99   36
                         Capital and Trade Resources; Director of HV
                         Marine Services, Inc.

     FRANK DARDEN is a registered professional engineer and Chairman of the Board of Mercury Exploration Company. He founded Mercury's parent corporation and has served as its Chairman of the Board since 1965 and as Chairman of Mercury since its founding in 1978. Mr. Darden began his career in the oil and gas business with Humble Oil and Refining Company in 1948. From 1954 through 1955, he was retained by Empresa Colombiana de Petroleos to organize an engineering department and guide the company's planning for the secondary recovery program in the La Cira Field in the Magdelena Valley of Colombia. From 1956 through 1964, Mr. Darden served as Manager of Operations for Newmont Oil Company, the energy subsidiary of Newmont Mining Corporation, and as Executive Vice President and director of Yucca Water Company. He was a director of MSR Exploration, Ltd. from March 7, 1997 until MSR's merger with the Company. Mr. Darden became one of the Company's first directors when it was formed.

     GLENN DARDEN has served on the Company's Board of Directors since December 1997. Prior to that time, he also served with Mercury for 18 years, and for the last five of those 18 years was the Executive Vice President of that company. Prior to working for Mercury, Mr. Darden worked as a geologist for Mitchell Energy Corporation. He graduated from Tulane University in 1979 with a BA in Earth Sciences. Mr. Darden became a director and Vice President of MSR on March 7, 1997, and was named President and Chief Operating Officer of MSR on January 1, 1998. He served as the Company's Vice President until he was elected President and Chief Operating Officer on March 4, 1999. Mr. Darden became the Chief Executive Officer of the Company in November 1999.

     THOMAS F. DARDEN has served on the Company's board since it was formed. He also currently serves as President of Mercury. During his term as President of Mercury, Mercury has developed and acquired interests in over 1,200 producing wells in Michigan, Indiana, Kentucky, Wyoming, Montana, New Mexico and Texas. A graduate of Tulane University with a BA in Economics in 1975, prior to joining the Company Mr. Darden had been employed by Mercury or its parent corporation, Mercury Production Company, for 22 years. He became a director and the President of MSR on March 7, 1997. On January 1, 1998, he was named Chairman of the Board and Chief Executive Officer of MSR. He was elected President of the Company when the Company was formed and then Chairman of the Board and Chief Executive Officer on March 4, 1999. He served as Chief Executive Officer until November 1999.

     D. RANDALL KENT is a retired Vice President of the General Dynamics Corporation. He joined General Dynamics/Fort Worth Division in 1949 and served in various engineering management positions, including Vice President and Chief Engineer of the F-16 Fighter Program. Following his retirement in 1991, Mr. Kent served as a consultant to the Lockheed-Martin Corporation. He graduated from Louisiana State University in 1947 with a BS in mechanical engineering, and from Cornell University in 1949 with an MS in engineering. Mr. Kent was elected a director of MSR in 1997 and, upon the merger of MSR with the Company, became one of the Company's directors.

     STEVEN M. MORRIS is a Certified Public Accountant and President of Morris & Co., a private investment firm in Houston, Texas. From 1988 to 1991, he was Vice President of Finance for ITEX Enterprises, Inc. From 1981 to 1988, Mr. Morris was Financial Vice President of Hanson Minerals Company, a Houston-based oil and gas exploration company. From 1978 to 1981, he was a partner in the certified public accounting firm of Haley & Morris. He served as Senior Accountant with the Houston office of Arthur Young and Company from 1974 to 1977. Mr. Morris was elected a director of MSR in October 1994. Upon the merger of MSR with the Company on March 4, 1999, Mr. Morris became one of the Company's directors.

     W. YANDELL ROGERS III has served as Vice President and General Manager of Ridgway's, Inc., based in Houston, Texas, since July 1997. For more than five years prior, he served as Regional Manager for Ridgway's, the largest privately held reprographics firm in the U.S., with more than 60 locations nationwide. He graduated from Southern Methodist University in 1986 with a B.B.A. in finance. Mr. Rogers was elected a director of MSR in 1997 and, upon the merger of MSR into the Company, became one of the Company's directors.

     ANNE DARDEN SELF is currently Senior Vice President of Human Resources for Mercury, where she has worked since 1992. From 1988 to 1991, she was with BancPLUS Savings Association in Houston, Texas. She was employed as Marketing Director and then spent three years as Vice President of Human Resources. She worked from 1987 to 1988 as an Account Executive for NW Ayer Advertising Agency. Prior to 1987, she spent several years in real estate management. She attended Sweet Briar College and graduated from the University of Texas in Austin in 1980 with a BA in History. Ms. Self was elected as one of the Company's directors in September 1999.

     MARK WARNER is currently a director of Domestic Energy Finance for Enron Capital & Trade Resources in Houston, Texas, where he has worked since 1995. He received a Bachelor's degree in geological engineering from the University of Missouri-Rolla in 1985 and a Master's degree in petroleum engineering from the University of Oklahoma in 1987. From 1987 to 1989, he was a reservoir engineer with Marathon Oil Company in Lafayette, Louisiana, working in the offshore Gulf of Mexico. From 1989 to 1993, he served as Manager of Petroleum Engineering for Remington Oil Company (formerly Box Energy) in Dallas, Texas. In 1995, he received an MBA from the Edwin L. Cox School of Business at Southern Methodist University in Dallas. Mr. Warner currently serves as a member of the board of directors of HV Marine Services, Inc., an integrated marine transportation company in New Orleans, Louisiana. Mr. Warner was elected as one of the Company's directors at the 1999 meeting of stockholders.

Family Relationships

     Thomas F. Darden, Glenn Darden, and Anne Darden Self are siblings. Frank Darden is their father.

Compensation of Directors

     Directors receive no cash remuneration for serving on the Board of Directors but are reimbursed for reasonable expenses incurred by them in attending meetings. On May 25, 1999, the Board of Directors approved the issuance of $10,000 of Common Stock to each of Messrs. Frank Darden, Steven Morris, D. Randall Kent and W. Yandell Rogers III as compensation for their services during 1998. Based upon the average of the high and low closing prices of Common Stock on that date, the Company issued 1,600 shares of Common Stock to each of these non-employee directors in December 1999.

          Directors' Meetings and Committees of the Board of Directors

     The Board of Directors held 5 meetings and took action by written consent 12 times during 1999. Each director attended at least 75% of the aggregate total meetings of the Board of Directors and any committee on which such director served. The Company's Board of Directors has established three committees: an Audit Committee; a Compensation Committee; and a Finance Committee.

Audit Committee

     The Audit Committee, which currently consists of Messrs. Morris, Kent, Rogers and Warner, held no formal meetings, separate from full meetings of the Board of Directors, during 1999. Matters addressed by such committee during the year were dealt with informally as necessary prior to meetings of the full Board of Directors. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's independent accountants, the scope of the annual audit, fees to be paid to the independent accountants, the performance of the Company's independent accountants and the Company's accounting practices.

Compensation Committee

     The Compensation Committee, which currently consists of Messrs. Morris, Kent, Rogers and Warner, met twice formally during 1999. Its principal functions are to review and approve the compensation of the officers and other employees of the Company. Members of the Compensation Committee are not eligible to participate in any of the plans that they administer.

     To date, no member of the Company's Compensation Committee has served as an officer or employee of the Company or any of its subsidiaries. No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or its Compensation Committee.

Finance Committee

     The Finance Committee, which currently consists of Messrs. Glenn Darden, Frank Darden, Warner and Rogers took action by unanimous written consent one time in 1999. It was established in October 1999 in connection with a public offering of Common Stock by the Company completed in November 1999 primarily for the purpose of determining the price for shares of Common Stock sold in the offering.

                       Security Ownership of Management
                        and Certain Beneficial Holders

     The following table presents information regarding beneficial ownership of Common Stock as of March 31, 2000. The number of shares considered to be outstanding for purposes of the percentages shown in the table does not include 404,381 contingently issuable shares of unregistered Common Stock currently held in escrow to be released over a three year period in connection with the Company's acquisition of properties from Unocal Corporation's Spirit Energy 76 unit in May of 1999. Such number also does not include 3,650,000 unregistered shares of Common Stock issued to CMS Oil and Gas Company on March 4, 2000 as part of an earnest money performance deposit by the Company for an acquisition of properties from CMS. CMS returned such shares to the Company upon closing of the acquisition on March 31, 2000 and the shares are now held as treasury shares. The table presents the beneficial ownership for:

     .  each of the directors;
     .  each of the executive officers named in "Executive Compensation";
     . each person who the Company knows owns beneficially more than 5% of Common Stock;
     . all of the executive officers and directors as a group; and . the Darden family as a group.

     Unless otherwise indicated in the footnotes, each person listed has sole voting and dispositive power over the shares indicated as owned by that person, and the address of each stockholder is the same as the Company's address.

                                                                 Beneficial Share Ownership
                                                           --------------------------------------
Executive Officers, Directors and 5%                                             Percent of
           Stockholder                                     Number of Shares  Outstanding Shares
------------------------------------                       ----------------  --------------------
Directors
Frank Darden (1)(2)......................................           361,343                  2.0%
Glenn Darden (1).........................................           588,300                  3.3%
Thomas F. Darden (1).....................................           610,360                  3.4%
Anne Darden Self (1).....................................           535,573                  3.0%
Steven M. Morris (2)(3)..................................           301,232                  1.7%
D. Randall Kent (2)......................................             6,200                    *
W. Yandell Rogers III (2)................................             5,000                    *
Mark Warner (4)..........................................                 -                    *

Executive Officers not named above

Houston Kauffman.........................................             5,900                    *
Bill Lamkin..............................................                 -                    *
Fred van Naerssen........................................                 -                    *
Robert N. Wagner.........................................             1,000                    *
Directors and executive officers as a
     group (5)...........................................         2,244,078                 12.2%
Holders of 5% or more not named above
Mercury Exploration Company (6)..........................         5,808,927                 31.3%
Quicksilver Energy, L.C.(7)..............................         3,030,861                 16.9%
Joint Energy Development Investment Limited Partnership..         1,340,405                  7.5%
Darden family group (8)..................................        10,764,534                 56.5%

________________
* Indicates less than 1%

(1) Does not include shares beneficially owned by Mercury Exploration Company or Quicksilver Energy, L.C. ("QELC"). See footnotes 6 and 7. Does include with respect to each person 110,000 shares subject to immediately exercisable warrants. Also includes with respect to each of Thomas F. Darden and Glenn Darden 11,428 shares subject to immediately exercisable options. Also includes with respect to each of Thomas F. Darden, Glenn Darden and Anne Darden Self, 133,110, 113,350 and 95,200 shares respectively, for which each is co-trustee for family member trusts. Also includes with respect to Frank Darden 2,000 shares owned by his spouse.

(2) Number of shares indicated includes 1,600 shares issued to this non-employee director as compensation for service during 1998. The address of Steven M. Morris is 952 Echo Lane, Suite 335, Houston, Texas 77024. The address of D. Randall Kent is 4421 Tamworth Road, Fort Worth, Texas 76116. The address of
    W. Yandell Rogers III is 5711 Hillcroft, Houston, Texas 77036.

(3) Number of shares indicated includes 120,922 shares owned of record by Pozo Resources, Inc., which shares are beneficially owned by Mr. Morris.

(4) Mr. Warner was designated by Joint Energy Development Investments Limited Partnership ("JEDI") as director under the Stockholder's Agreement dated April 9, 1998 between JEDI, the Company and others. The address for Mark Warner is 1400 Smith Street, Houston, Texas 77002.

(5) Includes 440,000 shares subject to immediately exercisable warrants, 22,856 shares subject to immediately exercisable options and a total of 6,400 shares issued to four non-employee directors. Does not include shares beneficially owned by Mercury or QELC.

(6) Number of shares indicated includes 594,000 shares subject to immediately exercisable warrants. Each of Frank Darden, Thomas F. Darden, Glenn Darden and Ann Darden Self are directors and stockholders of Mercury and share voting and investment power with respect to the 5,808,927 shares of Common Stock beneficially owned by Mercury. Each of these persons disclaims beneficial ownership of all such shares.

(7) Each of Frank Darden, Thomas F. Darden, Glenn Darden and Anne Darden Self are members of QELC and share voting and investment power with respect to the 3,030,861 shares of Common Stock beneficially owned by QELC. Each such person disclaims beneficial ownership of those shares.

(8) The Darden family group includes Darden family members, QELC, Mercury and affiliates of Mercury which presently control 9,707,678, representing 54% of the outstanding shares, and beneficially approximately 10,764,534, representing 56.5% of the Company's outstanding shares.

            Section 16(a) Beneficial Ownership Reporting Compliance

   Compliance with Section 16(a) of the 1934 Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms furnished to the Company during, and with respect to, fiscal 1999, the Company believes that during fiscal 1999 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were in compliance with section 16(a) with one exception. On July 19, 1999, Mercury Exploration Company purchased 1,340,405 shares of Common Stock from Trust Company of the West ("TCW"). Mercury, a greater than ten percent beneficial stockholder, filed a timely Form 4 for this transaction. Frank Darden, Glenn Darden, Thomas F. Darden, and Anne Darden Self, who, as shareholders of Mercury, share beneficial ownership of Common Stock owned by Mercury, did not file Form 4s to report changes in their beneficial ownership as a result of the Mercury transaction; however, each timely filed a Form 5 subsequent to year end to reflect changes in their beneficial ownership. Frank Darden, Glenn Darden, Thomas F. Darden, and Anne Darden Self each disclaim beneficial ownership of the shares of Common Stock owned by Mercury.

                            Executive Compensation

     The following Summary Compensation Table sets forth the compensation that our Chairman of the Board and Chief Executive Officer and President earned for services rendered in all capacities to the Company during the years ended December 31, 1998 and 1999. No other executive officer currently employed by the Company received salary and bonus in excess of $100,000 during either 1998 or 1999. Bill Lamkin, the Company's Executive Vice President, Chief Financial Officer and Secretary, commenced employment with the Company in May 1999. His current annual salary is $135,000. Houston Kauffman, the Company's Vice President-Manager of Acquisitions, Divestments and Trades, commenced employment with the Company in March 1999. His current annual salary is $105,000. Fred van Naerssen, the Company's Vice President and Chief Accounting Officer, commenced employment with the Company in July 1999. His current annual salary is $120,000. Robert Wagner, the Company's Vice President-Engineering, commenced employment with the Company in July 1999. His current annual salary is $100,000.

Summary Compensation Table

                                                   Annual Compensation
                                                -------------------------
                                                               Other Annual
         Name and Principal                            Bonus   Compensation
             Position             Year  Salary ($)      ($)         ($)
      -----------------------     ----  ----------     ------  --------------

Glenn Darden                      1998          -           -               -
President and                     1999    150,000           -               -
Chief Executive Officer

Thomas F. Darden                  1998          -           -               -
Chairman of the Board and         1999    150,000           -               -
former Chief Executive Officer

Stock Options Granted in 1999

     The named executive officers were not granted options to purchase shares of Common Stock during 1999.

Stock Option Exercises and Fiscal Year-End Values

     The following table contains certain information concerning the value of unexercised options at December 31, 1999. None of the named executive officers exercised any stock options during 1999.

                          Number of Securities         Value of Unexercised
                         Underlying Unexercised       In-The-Money Options at
                                 Options                December 31, 1999
                          at December 31, 1999
                      --------------------------    ----------------------------
     Name             Exercisable  Unexercisable    Exercisable   Unexercisable
----------------      -----------  -------------    -----------   --------------
Thomas F. Darden         11,428         -                -              -

Glenn Darden             11,428         -                -              -

            Compensation Committee Report on Executive Compensation

     The Compensation Committee's principal duties are to review and approve the compensation of the officers and other employees of the Company. Members of the Compensation Committee are not eligible to participate in any of the plans that they administer.

     The Compensation Committee of the Board of Directors is composed of Messrs. Morris, Kent, Rogers and Warner, each of whom is a non-employee director of the Company.

     The Compensation Committee reviews and approves executive compensation, establishes target profit goals, makes grants of long-term incentives, and determines the compensation to be paid to the chief executive officer and each of the other officers of the Company. The goal of the executive compensation program is to reward executives for their performance and enhancement of stockholder value.

     The Compensation Committee believes that compensation of executive officers should not only be adequate to attract, motivate and retain competent executive personnel, but should also serve to align the interests of executive officers with those of stockholders. To achieve these ends, in addition to a competitive yet modest base salary, the Company has adopted incentive compensation plans that are dependent upon the Company's performance.

Base Salary

     While the Compensation Committee believes it is crucial to provide salaries within a competitive market range in order to attract and retain personnel who are highly talented, the Compensation Committee has established a philosophy of generally providing more conservative base salaries coupled with incentive compensation opportunities that strongly emphasize pay-for-performance. The specific competitive markets considered depend on the nature and level of the positions in question and the labor markets from which qualified individuals would be recruited. The Compensation Committee intends to review the executive group's salaries on a biannual basis and adjust them if they deviate substantially from the average for other companies, including the Peer Group (as defined under "Stockholder Return Performance Presentation") and salary levels implied by other market data.

Incentive Compensation

     Under the Company's Management Incentive Plan the Company's executive officers are eligible for bonuses in addition to their salaries each year equal to up to 100% of their salary. The bonuses vest over a three year period at the rate of 50% in the year of award, and 25% in each of the two years following.
As much as 75% of each bonus is payable in cash, at the option of the officer, and the remainder is payable in shares of Common Stock. Bonus awards are based on the Company's achievement of growth targets measured by assets, available cash flow, net income per share, and stock price per share. The executive officer must be employed at the time of vesting to receive the bonus. No bonuses had been awarded as of December 31, 1999 under the Management Incentive Plan.

Stock Option and Retention Stock Plan

     The Company's 1999 Stock Option and Retention Stock Plan was adopted by the Board of Directors on October 8, 1999 and is subject to stockholder approval as described later in this proxy statement. Such plan authorizes the Compensation Committee to award incentive stock options, non-qualified stock options, stock appreciation rights, and retention stock awards for up to 1.3 million shares of Common Stock to key employees of the Company. Options generally have ten-year terms, with exercise restrictions that lapse over a five-year period.

     The 1999 Stock Option and Retention Stock Plan is designed to promote and closely align the interests of officers and employees with those of the stockholders of the Company by providing stock based compensation. The plan is intended to strengthen the Company's ability to reward performance which enhances long term stockholder value; to increase employee stock ownership through performance based compensation plans; and to strengthen the Company's ability to attract and retain an outstanding employee and executive team.

Chief Executive Officer Compensation

     As described above, the Company's executive compensation philosophy, applicable to the compensation of the Company's current chief executive officer, Glenn Darden, and former chief executive officer, Thomas F. Darden, is to provide a competitive, but conservative, base salary and incentive compensation based upon the Company's performance. The Compensation Committee believes there is necessarily some subjectivity in setting cash compensation of the Company's executive officers and does not use predetermined performance criteria when setting such cash compensation. In determining appropriate cash compensation levels, the Compensation Committee subjectively and quantitatively analyzes the individual's performance, the performance of the Company and the individual's contribution to that performance. The primary factor considered in setting bonus levels is growth in areas such as assets, available cash flow, net income per share, and stock price per share. The Compensation Committee also considers the executive's level and scope of responsibility, experience, and the compensation practices of competitors for executives of similar responsibility.

     Base Salary. Glenn Darden and Thomas F. Darden did not receive a salary from the Company in 1998. Both Glenn Darden and Thomas F. Darden received an annual salary of $150,000 in 1999. The salaries are indicative of the increased responsibility of executives running a public company and were established in part by comparison with salaries paid by larger competitors with the Company.

     Incentive Compensation. Neither Glenn Darden nor Thomas F. Darden was awarded a bonus for the 1999 performance year. The Compensation Committee's decision not to award a bonus was based upon the criteria set forth above. Growth in the Company's assets and available cash flow were offset by decreases in net income per share and stock price per share.

     Stock Options. Neither Glenn Darden nor Thomas F. Darden was granted options to purchase shares of Common Stock in 1999.

Section 162(m)

     Section 162(m) of the Internal Revenue Code of 1986 places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any one fiscal year with respect to the chief executive officer and the other four most highly compensated individuals who are executive officers as of the end of the fiscal year. This deduction limitation, however, does not apply to
certain "performance based" compensation.   The Compensation Committee does not
currently intend to award levels of compensation that would result in a limitation on the deductibility of a portion of such compensation for federal income tax purposes; however, the Compensation Committee may authorize compensation that results in such limitations in the future if it determines that such compensation is in the best interest of the Company.

                           Compensation Committee
                           of the Board of Directors

                                    Steven M. Morris
                                    D. Randall Kent
                                    W. Yandell Rogers
                                    Mark Warner

                  Stockholder Return Performance Presentation

     As required by applicable rules of the Securities and Exchange Commission, the performance graph shown below was prepared based upon the following assumptions:

1. $100 was invested in Common Stock, the S&P 500 and the Peer Group (as defined below) on February 28, 1999 at the market price of Common Stock of $7.50 per share and the closing price of the stocks comprising the S&P 500 and the Peer Group, respectively, on such date. Although the Company's Common Stock did not begin trading on the American Stock Exchange until March 5, 1999, it has been assumed for purposes of the graph that the Common Stock began trading on February 28, 1999 and that its closing price on that date was the same as the closing price on March 5, 1999.

2. Peer Group investment is weighted based upon the market capitalization of each individual company within the Peer Group at the beginning of the period.

3.   Dividends are reinvested on the ex-dividend dates.


--------------------------------------------------------------------------------
  Measurement Period
 (Fiscal Year Covered)           QRI             Peer Group          S&P 500
--------------------------------------------------------------------------------
12/31/99                          58                173                119
--------------------------------------------------------------------------------
 9/30/99                          88                213                104
--------------------------------------------------------------------------------
 6/30/99                          90                210                111
--------------------------------------------------------------------------------
 3/31/99                          98                146                104
--------------------------------------------------------------------------------
 2/28/99                         100                100                100
--------------------------------------------------------------------------------

     The companies that comprise the Company's current Peer Group are as follows: Cabot Oil & Gas Corporation, Comstock Resources, Inc., Cross Timbers Oil Company, Evergreen Resources Inc., Mallon Resources Corporation, Pennaco Energy, Inc., Prima Energy Corporation, Range Resources Corporation, St. Mary Land & Exploration Company, and Vintage Petroleum, Inc.

             Transactions with Management and Certain Stockholders

     Set forth below is a description of certain transactions entered into between the Company and certain of its officers, directors, and stockholders and their affiliates.

The Company's Formation

     The Company was organized in December 1997 for the purpose of combining natural gas and crude oil properties owned by Michigan Gas Partners Limited Partnership, Mercury and QELC. At the time of the Company's formation, Mercury was the sole general partner of Michigan Gas Partners and Joint Energy Development Investments Limited Partnership ("JEDI"), an affiliate of Enron, was the sole limited partner. The membership interests in QELC are owned by Mercury and members of the Darden family: Frank Darden, Thomas F. Darden, Glenn Darden and Anne Darden Self. The Darden family also owns, directly or indirectly, substantially all of the stock of Mercury.

     Effective January 1, 1998, Michigan Gas Partners was merged into the Company and various assets and liabilities of Mercury and QELC were transferred to and assumed by the Company. All of the debt owed by QELC to Trust Company of the West and by Mercury and QELC to Bank of America was also assumed by the Company and restructured as part of the Company's formation.

     As a result of the merger of Michigan Gas Partners into the Company, the separate existence of Michigan Gas Partners ceased and the Company became the owner of Michigan Gas Partners' Michigan natural gas and crude oil properties. All of the partnership interests of JEDI in Michigan Gas Partners were converted into the right to receive 1,340,405 shares of Common Stock. The interests of Mercury in Michigan Gas Partners were canceled without payment of any consideration and all shares of Common Stock outstanding prior to the merger, consisting of 1,000 shares held by QELC, were canceled without payment of any consideration.

     Mercury transferred to the Company all of its oil and gas properties in the states of Michigan, Montana and Wyoming, except for some of its excluded Michigan properties. As consideration for the transfer, the Company assumed the liabilities of Mercury relating to the transferred properties, including debt in the amount of $34,355,000 owed by Mercury to Bank of America under a credit agreement dated January 31, 1997. The Company also issued 3,251,820 shares of Common Stock to Mercury. In addition, at Mercury's request, 74,135 shares of Common Stock to which Mercury was entitled under the merger agreement were issued to Mercury's employee, Jeff Cook, as part of his agreed compensation.

     QELC transferred all of its oil and gas properties in the states of Michigan and Montana to the Company as part of the Company's formation. As consideration for this transfer, the Company assumed the liabilities of QELC relating to the transferred properties and debt in the amount of approximately $39,600,000 owed by QELC to TCW and Bank of America under credit agreements dated November 14, 1996. The Company issued an additional 3,030,860 shares of Common Stock to QELC.

     Messrs. Frank, Thomas and Glenn Darden, Anne Darden Self and Jack L. Thurber transferred to the Company the contractual after payout or net profits interests owned by those individuals in some of the assets of Mercury or QELC that were transferred to the Company in its formation. As consideration for those transfers of contractual rights, the Company issued 242,922 shares of Common Stock to each of Frank Darden, Thomas F. Darden, Glenn Darden and Anne Darden Self and 301,488 shares of Common Stock to Mr. Thurber.

     The Company satisfied its debt assumed from QELC and owed to TCW under a credit agreement dated November 14, 1996 by paying $17,075,000 in cash to TCW and issuing 1,340,405 shares of Common Stock to TCW, in exchange for a $10,000,000 credit. Mercury later purchased all of the shares of Common Stock issued to TCW and TCW is no longer a stockholder of the Company. Bank of America financed the prepayment of the debt to TCW pursuant to the terms of a credit agreement, dated April 9, 1998, between the Company, Bank of America, as Agent, and other financial institutions named in the Company's credit agreement. Mercury's and QELC's debt to Bank of America that was assumed by the Company was restructured under its credit agreement.

     The numbers of the Company's shares referred to in the above discussion have been adjusted to reflect a stock dividend which was declared in February 1999 as part of the merger with MSR described below.

MSR Merger

     In early 1999, the Company's stockholders approved the merger of MSR into the Company pursuant to the terms of an agreement and plan of merger dated September 1, 1998. The merger was completed on March 4, 1999.

     Pursuant to the MSR merger agreement and as a result of the MSR merger:

     . the separate corporate existence of MSR ceased, all of the properties, rights, privileges, powers and franchises of MSR vested in the Company as the surviving corporation of the merger, and all the debts, liabilities and duties of MSR became the Company's;

     . each share of Common Stock of MSR outstanding immediately prior to the effective time of the merger was converted into the right to receive one tenth of one share of Common Stock. The exchange ratio was determined pursuant to arm's-length negotiations between the Company and the disinterested directors of MSR. The Company issued a total of 2,577,694 shares of Common Stock to the MSR stockholders in this merger.

     At the time of the merger, Messrs. Thomas and Glenn Darden were each an officer and director of the Company and of MSR. Frank Darden was an officer and director of the Company and also a director of MSR. The Darden family and its affiliated companies also owned approximately

43.7% of the outstanding MSR common stock. In the merger, these MSR shares held by the Darden family were converted into 1,128,002 shares of Common Stock. In addition, Thomas and Glenn Darden collectively owned options to purchase 228,570 shares of MSR common stock at an exercise price of $0.875 per share, which were converted into options to purchase 22,857 shares of Common Stock at a purchase price of $8.75 per share. Messrs. Frank, Thomas and Glenn Darden, Anne Darden Self, Mercury, Jack Thurber and Jeff Cook also collectively owned immediately exercisable warrants to acquire an aggregate of 5,500,000 shares of MSR common stock at an exercise price of $1.25 per share, as well as warrants for an aggregate of 5,500,000 shares of MSR common stock at an exercise price of $2.00 per share. All of the warrants were converted into warrants to acquire a number of shares of Common Stock, at adjusted prices, in a manner similar to the conversion of the options described above.

     Paribas, a former lender to MSR, also held warrants to acquire MSR shares at the time of the MSR merger. These warrants were converted into warrants to acquire 28,000 of the Company's shares at an exercise price of $33.75 per share and 5,750 of the Company's shares at an exercise price of $0.10 per share. The second of the two warrants expires on October 31, 2002 and is exercisable only after the closing price per share of Common Stock on the American Stock Exchange reaches $10.00.

     Prior to the MSR merger, the Company's bank debt was guaranteed by Mercury, Mercury Production Company, and QELC. The bank debt was also secured by pledges of the MSR stock and the Company's stock owned by the Darden family, Mercury and QELC. As a condition to the merger, the bank debt was restructured so as not to require those guarantees and pledges.

Mercury Operating Agreement

     Prior to the MSR merger, the Company had no direct employees other than its top managers and officers. Instead, the business of the Company was managed under a management agreement entered into with Mercury in April 1998. Under the management agreement, Mercury was responsible for the supervision and management of the Company's day-to-day operations. These services included administrative and management activities. In addition, Mercury acted as the operator of the Company's oil and gas properties in Michigan, Wyoming and Montana. Mercury was paid a fee based on the number of hours each Mercury employee spent on activities relating to the Company's business, less overhead expenses paid by MSR under any joint operating agreements. In addition, the Company reimbursed Mercury for specified out of pocket expenses.

     Upon completion of the MSR merger, the prior management agreement terminated. The Company and Mercury entered into a new agreement, which replaced the prior management agreement. Under the new agreement, Mercury provides accounting services and operates the Company's oil and gas properties, including the daily activities of producing oil and/or gas from individual wells and leases, and continues to provide services as an operator under existing operating agreements. Mercury's compensation consists of payments and overhead reimbursements to which it or the Company are entitled as operator under existing and future operating agreements for the properties. Mercury was paid $1,987,000 under the management agreement during 1999. During 1999 Mercury or one of its affiliates were reimbursed for office rent, computer services, marketing services, interest on debt and other administrative costs not covered under the management agreement in the amount of $614,000.

     Under the terms of the management agreement with Mercury, Mercury pays accounts payable attributable to the Company's operations and the Company then reimburses Mercury on a regular basis. At any point in time, the average balance of the amount owed to Mercury as reimbursement ranges from $2,100,000 to $2,500,000. The Company is not charged interest on this amount by Mercury.

Beaver Creek Pipeline

     In June 1999, the Company and Mercury Michigan, Inc. ("Mercury Michigan"), an affiliate of the Company's largest stockholder, formed Beaver Creek Pipeline, L.L.C., a Michigan limited liability company. They each acquired a 50% interest in Beaver Creek. Beaver Creek purchased from Dow Chemical a 125-mile natural gas pipeline extending from the Company's Beaver Creek field in northern Michigan to the Midland, Michigan industrial corridor. Because of this pipeline's proximity to the Company's Michigan reserves, the Company uses it for the transmission of its natural gas production and pays customary fees to Beaver Creek Pipeline, L.L.C. for the transmission. The terms for transmission of the Company's natural gas production are no less favorable to the Company than could be obtained from unaffiliated third parties.

Cinnabar

     In October 1999, the Company and Mercury Michigan formed Cinnabar Energy Services and Trading, LLC, a Michigan limited liability company. They each acquired a 50% interest in Cinnabar. Cinnabar was formed for the purpose of marketing and brokering oil and gas production and pipeline and processing services, administering marketing, pipeline and processing contracts, providing technical consulting services related to oil and gas marketing and related economic, policy and management issues. To the extent the Company utilizes the services of Cinnabar, terms for provision of the services will be no less favorable to the Company than could be obtained from unaffiliated third parties.

                                    ITEM 2.
                            APPOINTMENT OF AUDITORS

     Pursuant to the recommendation of the Audit Committee, the Board of Directors has appointed Deloitte & Touche LLP, independent public accountants, to audit the consolidated financial statements of the Company for the year ending December 31, 2000. The Company is advised that no member of Deloitte & Touche LLP has any direct or material indirect financial interest in the Company or, during the past three years, has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

     Ratification of this appointment shall be effective upon receiving the affirmative vote of the holders of a majority of the Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Under Delaware law, an abstention would have the same effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority had been achieved.

     The Board of Directors recommends that stockholders vote FOR ratification of this appointment.

     In the event the appointment is not ratified, the Board of Directors will consider the appointment of other independent auditors. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, and will be offered the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

                                    ITEM 3.
            APPROVAL OF 1999 STOCK OPTION AND RETENTION STOCK PLAN

     On October 8, 1999, the Board of Directors adopted the Company's 1999 Stock Option and Retention Stock Plan ("1999 Plan"), subject to stockholder approval at the Annual Meeting. The following general description of the material features of the 1999 Plan is qualified in its entirety by reference to the entire document filed as Exhibit A hereto.

Purpose

     The purpose of the 1999 Plan is to promote and closely align the interests of officers and employees with those of the stockholders of the Company by providing stock based compensation. The 1999 Plan is intended to strengthen the Company's ability to reward performance which enhances long term stockholder value; to increase employee stock ownership through performance based compensation plans; and to strengthen the Company's ability to attract and
retain an outstanding employee and executive team.   The number of shares of
Common Stock which have been reserved for grant under the 1999 Plan is 1.3 million. No participant may receive non-qualified stock options, incentive stock options, stock appreciation rights or retention stock aggregating more than 20% of the total number of shares of Common Stock available under the 1999 Plan.

     No awards may be made under the 1999 Plan after August 18, 2009, but grants made before that date may extend beyond that date and the terms and conditions of the 1999 Plan shall continue to apply thereto. Shares of Common Stock relating to any unexercised portion of a terminated or expired option may be made available for issuance under the 1999 Plan.

Administration

     The 1999 Plan will be administered by the Company's Compensation Committee, consisting of two or more outside directors. The Compensation Committee will have full power to select, from among the persons eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to any participant and to determine the specific terms of each grant, subject to the provisions of the 1999 Plan. Members of the Compensation Committee currently are Messrs. Morris, Kent, Rogers and Warner.

Eligibility

     Employees of the Company or a subsidiary of which the Company owns a majority of the outstanding shares of voting stock or voting interest, will be eligible to receive grants under the 1999 Plan. Approximately 23 employees would currently qualify to participate in the 1999 Plan. With the exception of grants of options in February 2000 for a total of 459,203 shares of Common Stock, as described below, the Compensation Committee has made no determination as to which of the directors, executive officers or other eligible employees or managers of the Company, its subsidiaries and affiliates will receive grants under the 1999 Plan in the future.

     The following table contains information concerning options for a total of 459,203 shares of Common Stock granted by the Board of Directors under the 1999 Plan in February 2000, including the names and positions of the executive group recipients of the grants, the number of shares subject to the options, the strike price of the options, the issue date, vesting dates and expiration dates. If stockholder approval of the 1999 Plan is not obtained at the Annual Meeting, the grants of the options described in the table shall be void. The closing market price of Common Stock on the American Stock Exchange as of April 27, 2000 was $6.125.


                                                   1999 Stock Option and Retention Stock Plan
                                        --------------------------------------------------------------
                                                                                              Expira-
                                         Option        Strike         Issue        Vesting     tion
Name and Position                        Shares        Price($)        Date         Date       Date
------------------                      ---------     ---------     -----------  -----------  -------

Glenn Darden - President and Chief         27,119        3.6875         2/10/00      2/10/01  2/10/05
Executive Officer                          27,119        3.6875         2/10/00      2/10/02  2/10/05
                                           27,118        3.6875         2/10/00      2/10/03  2/10/05
                                           ------
                                           81,356
                                           ======

Thomas F. Darden - Chairman of             27,119        3.6875         2/10/00      2/10/01  2/10/05
the Board and former Chief                 27,119        3.6875         2/10/00      2/10/02  2/10/05
Executive Officer                          27,118        3.6875         2/10/00      2/10/03  2/10/05
                                           ------
                                           81,356
                                           ======

Bill Lamkin - Executive Vice               24,407        3.6875         2/10/00      2/10/01  2/10/05
President, Chief Financial Officer         24,407        3.6875         2/10/00      2/10/02  2/10/05
and Secretary                              24,406        3.6875         2/10/00      2/10/03  2/10/05
                                           ------
                                           73,220
                                           ======

Fred van Naerssen - Vice President         21,695        3.6875         2/10/00      2/10/01  2/10/05
and Chief Accounting Officer               21,695        3.6875         2/10/00      2/10/02  2/10/05
                                           21,695        3.6875         2/10/00      2/10/03  2/10/05
                                           ------
                                           65,085
                                           ======

Houston Kauffman - Vice President-         18,983        3.6875         2/10/00      2/10/01  2/10/05
Manager of Acquisitions, Divestments       18,983        3.6875         2/10/00      2/10/02  2/10/05
and Trade                                  18,983        3.6875         2/10/00      2/10/03  2/10/05
                                           ------
                                           56,949
                                           ======

Robert Wagner - Vice President-            18,079        3.6875         2/10/00      2/10/01  2/10/05
Engineering                                18,079        3.6875         2/10/00      2/10/02  2/10/05
                                           18,079        3.6875         2/10/00      2/10/03  2/10/05
                                           ------
                                           54,237
                                           ======

Executive Group                           137,402        3.6875         2/10/00      2/10/01  2/10/05
                                          137,402        3.6875         2/10/00      2/10/02  2/10/05
                                          137,399        3.6875         2/10/00      2/10/03  2/10/05
                                          -------
                                          412,203
                                          =======

Non-Executive Officer Employee Group       15,666        3.6875         2/10/00      2/10/01  2/10/05
                                           15,666        3.6875         2/10/00      2/10/02  2/10/05
                                           15,668        3.6875         2/10/00      2/10/03  2/10/05
                                           ------
                                           47,000
                                           ======

Stock Options

     The 1999 Plan will permit the granting of incentive stock options ("ISO's") and non-qualified options ("NQO's") (collectively "Options"). To qualify as ISO's, options must meet federal income tax requirements, including a limitation that the aggregate fair market value of ISO's that first become exercisable by an optionee during any calendar year may not exceed $100,000. Further, ISO's cannot be granted to any owner of 10% or more of the total combined voting power of all classes of stock of the Company or its subsidiaries, unless the ISO's (i) have an exercise price of 110% of the fair market value of the Common Stock on the date of grant, and (ii) may not be exercised more than five years from the date of grant thereof.

     An Option entitles the grantee to purchase a number of shares of Common Stock at an exercise price, which will be not less than 100% of the fair market value of a share of Common Stock on the date the Option is granted. The exercise price must be paid in full with cash or, unless otherwise provided by the award agreement, by delivery of previously owned Common Stock or Common Stock being acquired pursuant to such exercise, valued at its fair market value on the exercise date.

     The term of each Option will be fixed by the Compensation Committee but may not exceed ten years from the date of grant. The Compensation Committee will determine at which time or times each Option may be exercised. Options will be evidenced by option agreements, the terms and provisions of which may differ.
No Option shall be transferable by the optionee other than by will or by the laws of descent or distribution, unless the Compensation Committee authorizes all or a portion of the Option to be granted to immediate family members or to an entity involving immediate family members, subject to certain restrictions.

     In the event of termination of employment by reason of death, an NQO may thereafter be exercised by the optionee's estate, or by such person who acquires the right to exercise such Option by inheritance, bequest or by reason of such optionee's death (to the extent it was then exercisable) for five years after such death. In the event of termination of employment by reason of death, an ISO shall expire as an ISO one year following the date of death, but shall become an NQO exercisable according to the terms of NQO's.

     In the event of termination of employment by reason of permanent disability, an NQO may thereafter be exercised (to the extent it was then exercisable) within five years after such termination. An ISO shall expire, unless exercised, one year after the date that the optionee is terminated due to the determination by the Company that the optionee is disabled.

     In the event of termination of employment by reason of retirement, an NQO may thereafter be exercised (to the extent it was then exercisable) within five years after retirement, provided retirement occurred at the time or after the optionee reached age 55 and was employed by the Company for at least five years. An ISO shall be exercisable (to the extent it was then exercisable), but shall expire, unless exercised one year after the optionee's retirement at or after age 55 with at least five years of employment with the Company.

     In the event of termination of employment by reason other than death, retirement, or disability of the optionee, ISO's and NQO's terminate, unless exercised, three months after such termination In the case of willful or gross misconduct on the part of the optionee as determined by the Company, both ISO's and NQO's shall expire immediately upon the receipt by the optionee of notice of termination.

Stock Appreciation Right

     The Compensation Committee may award a stock appreciation right ("SAR") in connection with an NQO. The SAR shall cover the same shares covered by the NQO, or less as the Compensation Committee may determine. With the exception of payment, SAR's are subject to the same terms as the NQO's.

Retention Stock

     The Compensation Committee may award shares of Common Stock ("Retention Stock") to any person eligible to participate in the 1999 Plan. At the time of the grant of such Retention Stock, a certificate representing the shares shall be registered in the name of the recipient, but shall be held by the Company for the employee's account. The employee shall have the beneficial ownership of the stock including the right to vote and, unless the Compensation Committee decides otherwise, the right to receive dividends. In addition to any other restrictions the Compensation Committee may place on Retention Stock, the Compensation Committee may, in its discretion, provide that Retention Stock shall vest upon the passing of a restriction period and the satisfaction of certain vesting conditions as determined by the Compensation Committee. Retention Stock may, in the Compensation Committee's discretion, be subject to forfeiture, in whole or in part, in the event that vesting conditions established by the Compensation Committee are not met.

     In the event that an employee is terminated prior to the end of the restricted period due to disability as determined by the Company or retirement at or after age 55 and at least five years of employment with the Company and any applicable vesting conditions have been satisfied, all Retention Stock granted to such employee shall immediately vest and all restrictions applicable to such shares shall lapse.

     If an employee is terminated prior to the end of the restricted period by reason of death and any applicable vesting conditions have been satisfied, the Retention Stock granted to such employee shall immediately vest and all restrictions applicable to such stock shall lapse.

     In the event that an employee is terminated prior to the end of the restricted period for any reason other than death, disability or retirement, the employee shall immediately forfeit all Retention Stock that is subject to restrictions in accordance with the provisions of the 1999 Plan. However, the Compensation Committee may, at its discretion, if it finds the particular circumstances of the particular case so warrant, allow such employee to retain all or a portion of such Retention Stock still subject to restrictions, allowing all restrictions allocable to such Retention Stock to lapse.

     Any award of Retention Stock to the chief executive officer or any other named executive officer, as listed in the prior year's proxy statement, will comply with the requirements for qualified performance-based compensation under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and the Treasury regulations promulgated thereunder.

Taxation of ISO's

     No taxable income will be realized by an optionee upon the grant or exercise of an ISO. If shares of Common Stock are issued to an optionee pursuant to the exercise of an ISO and if no disposition of such shares is made within two years after the date of grant or within one year after the transfer of such shares to such optionee, then, upon the sale of such shares, any amount realized in excess of the exercise price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss and no deduction will be allowed to the Company for federal income tax purposes. If no disqualifying disposition is made in the year of exercise, the exercise of an ISO will give rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee.

     If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee will realize ordinary income in the year of such disqualifying disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the exercise price thereof and the Company in general will be entitled to deduct such amount. Any additional gain realized by the participant will be taxed as a short-term or long-term capital gain, depending on how long the shares have been held, and will not result in any deduction by the Company.

     If an ISO ceases to qualify as an ISO for any reason, the option will be treated as an NQO. Subject to certain exceptions for disability or death, an ISO generally will not be eligible for the tax treatment described above if it is exercised more than three months following the termination of employment.

Taxation of Non-Qualified Options

     No income will be realized by an optionee at the time an NQO is granted. Ordinary income will be realized by the optionee upon exercise in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price (the amount paid for the shares) and the Company in general will be entitled to a tax deduction in same amount. At disposition, appreciation (or depreciation) after the date of exercise will be treated as short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Taxation of Common Stock Used to Exercise Options

     Shares of Common Stock delivered to pay for shares of Common Stock purchased on the exercise of an ISO or an NQO will be valued at the fair market value at the date of exercise. Unless the delivery of shares constitutes a disqualifying disposition of shares acquired upon exercise of an

ISO, no taxable gain or loss will be realized on the surrender of such shares. For federal income tax purposes, the optionee receives the same tax basis and holding period in a number of the new shares equal to the number of old shares exchanged. The optionee will also receive a tax basis in the additional shares equal to zero in the case of an ISO or equal to their fair market value at the date of exercise in the case of an NQO and a new holding period in either case.

Taxation of Stock Appreciation Rights

     The recipient of a SAR is not subject to tax upon grant of the SAR. The employee will recognize compensation income when payment for the SAR is received by the employee. The Company is not entitled to a deduction on the date of grant, but may claim a deduction in the year the employee includes the payment of the SAR in income. Additionally, the Company must satisfy income and employment tax withholding obligations relevant to the payment of the SAR.

Taxation of Retention Stock

     A recipient of Retention Stock generally will recognize ordinary income equal to the fair market value of the Common Stock at the time the Common Stock is no longer subject to forfeiture, less any amount paid for such stock. However, a recipient who makes an election under Section 83(b) of the Code, within thirty days of issuance of the Retention Stock, will recognize ordinary income on the date of issuance equal to the fair market value of the Retention Stock at that time, less any amount paid for such stock. The recipient will receive a tax basis in the Retention Stock shares equal to their fair market value at the time income is recognized. If the Retention Stock subject to such election is forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to the forfeited Retention Stock. Upon an employee's sale of the shares after the forfeiture period has expired, any gain or loss will be short-term or long-term capital gain or loss depending upon the length of his holding period, which begins when the restriction expires (or upon the earlier issuance of the Retention Stock, if the recipient elected immediate recognition of income under Section 83(b)). The Company must withhold income taxes and in general will be entitled to a deduction equal to the ordinary income recognized by the recipient.

Amendment

     The Board of Directors is permitted to amend the 1999 Plan in response to changes in securities or other laws or to comply with stock exchange rules or requirements. The 1999 Plan may be terminated, modified or amended by the Board of Directors, but without stockholder approval, the Board of Directors may not increase the number of shares of Common Stock which may be issued under the Plan or to any individual (except for changes in capital structure) or change the employees or class of employees eligible to participate in the 1999 Plan. No termination, modification or amendment shall adversely affect any outstanding grants without the holder's consent.

Changes in Capital Structure

     The 1999 Plan provides that the Board of Directors, upon recommendation from the Committee, may make such equitable adjustments as it may deem appropriate in the number and kind of shares authorized by the 1999 Plan, in the option price of outstanding Options, and in the number and kind of shares or other securities or property subject to Options or covered by outstanding grants of SAR's or Retention Stock.

Board Recommendation

     The Board of Directors believes that it would be in the Company's best interest to adopt the 1999 Plan in order to strengthen the Company's ability to reward performance which enhances long term stockholder value, to increase employee stock ownership through performance based compensation plans, and to strengthen the Company's ability to attract and retain an outstanding employee and executive team.

     The affirmative vote of the holders of a majority of the votes of shares of Common Stock represented and entitled to vote at the Annual Meeting is required to ratify the adoption of the 1999 Plan. Under Delaware law, an abstention would have the same effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority had been achieved.

     The Board of Directors recommends that the stockholders vote FOR the proposal to ratify the adoption of the Quicksilver Resources Inc. 1999 Stock Option and Retention Stock Plan.

                                    ITEM 4.
                                 OTHER MATTERS

     The Board of Directors does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

                             STOCKHOLDER PROPOSALS

Any stockholder who wishes to submit a proposal for inclusion in the proxy material and for presentation at the Company's 2001 annual meeting of stockholders must forward such proposal to the Secretary of the Company at the address indicated on the second page of this proxy statement so that the Secretary receives it no later than December 31, 2000.


By order of the Board of Directors

/s/ Bill Lamkin
---------------------------
Bill Lamkin
Secretary

May 4, 2000

                                   EXHIBIT A

                          QUICKSILVER RESOURCES INC.
                  1999 STOCK OPTION AND RETENTION STOCK PLAN

-----------------------------------------------------------------------

                                  1. PURPOSE

This 1999 Stock Option and Retention Stock Plan of Quicksilver Resources Inc. is to promote and closely align the interests of officers and employees with those of the shareholders of Quicksilver Resources Inc. by providing stock based compensation. The Plan is intended to strengthen Quicksilver Resources Inc.'s ability to reward performance which enhances long term shareholder value; to increase employee stock ownership through performance based compensation plans; and to strengthen the company's ability to attract and retain an outstanding employee and executive team.


-----------------------------------------------------------------------

                                2. DEFINITIONS

The following terms shall have the following meanings:

     "Act" means the Securities Exchange Act of 1934, as amended

     "Approved Leave of Absence" means a leave of absence of definite length approved by any executive officer of the Company to whom the Committee delegates such authority.

     "Award" means an award of Retention Shares pursuant to the Plan.

     "Beneficiary" means any person or persons designated in writing by a Participant to the Committee on a form prescribed by it for that purpose, which designation shall be revocable at any time by the Participant prior to his or her death, provided that, in the absence of such a designation or the failure of the person or persons so designated to survive the Participant, "Beneficiary" shall mean such Participant's estate; and further provided that no designation of Beneficiary shall be effective unless it is received by the Company before the Participant's death.

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended, or the corresponding provisions of any successor statute.

     "Committee" means the Committee designated by the Board to administer the Plan pursuant to Section 3.

     "Common Stock" means the Common Stock of the Company.

     "Company" means Quicksilver Resources Inc., a Delaware corporation, or any successor corporation.

     "Executive Officer" means the Chairman of the Board, President, Executive Vice President or Vice President of the Company.

     "Grant" means a grant of  an Option pursuant to the Plan.

     "Option" means each non-qualified stock option, incentive stock option and stock appreciation right granted under the Plan.

     "Optionee" means any employee of the Company or a Subsidiary (including directors who are also such employees) who is granted an Option under the Plan.

     "Participant" means any employee of the Company or a Subsidiary (including directors who are also such employees) who is granted an Award under the Plan.

     "Plan" means this 1999 Stock Option and Retention Stock Plan of Quicksilver Resources Inc., as amended from time to time.

     "Retention Shares" means shares of Common Stock subject to an Award granted under the Plan.

     "Restriction Period" means the period defined in Section 9(a).

     "Subsidiary" means any corporation, partnership, or limited liability company of which the Company owns directly or indirectly at least a majority of the outstanding shares of voting stock or other voting interest.

     "Vesting Condition" means any condition to the vesting of Retention Shares established by the Committee pursuant to Section 9.
________________________________________________________________________

                              3.  ADMINISTRATION

The Plan shall be administered by the Committee which shall comprise not less than three persons, who shall be members of the Board, none of whom shall be employees of the Company or any Subsidiary. Any actions taken with respect to a "covered employee" within the meaning of Code section 162(m) shall be taken by two or more "outside directors" as required by Code section 162(m). The Committee shall (i) grant Options to Optionees and make Awards of Retention Shares to Participants, and (ii) determine the terms and conditions of such Options and Awards of Retention Shares, all in accordance with the provisions of the Plan. The Committee shall have full authority to construe and interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, to administer the Plan, and to take all such steps and make all such determinations in connection with the Plan and Options and Awards granted thereunder as it may deem necessary or advisable. The Committee may delegate its authority under the Plan to one or more Executive Officers or employees of the Company or a Subsidiary, provided, however, that no delegation shall be made of authority to take an action which is required by Rule 16b-3 promulgated under the Act to be taken by "non-employee directors" in order that the Plan and transactions thereunder meet the requirements of such Rule. Each Option and grant of Retention Shares shall be evidenced by an agreement to be executed by the Company and the Optionee or Participant, respectively, and contain provisions not inconsistent with the Plan. All determinations of the Committee shall be by a majority of its members and shall be evidenced by resolution, written consent or other appropriate action, and the Committee's determinations shall be final. Each member of the Committee, while serving as such, shall be considered to be acting in his or her capacity as a director of the Company.

_________________________________________________________________________

                                4. ELIGIBILITY

To be eligible for selection by the Committee to participate in the Plan an individual must be an employee of the Company or a Subsidiary. Directors, who are not full-time salaried employees, shall not be eligible. In granting Options or Awards of Retention Shares to eligible persons, the Committee shall take into account their duties, their present and potential contributions to the success of the Company or a Subsidiary, and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan.

________________________________________________________________________

                         5. STOCK SUBJECT TO THE PLAN

Subject to the provisions of Section 11 hereof, the maximum number and kind of shares as to which Options or Retention Shares may at any time be granted under the Plan are 1.3 million shares of Common Stock. No Participant may receive Options or Awards aggregating more than 20% of the shares of Common Stock available under the Plan. Shares of Common Stock subject to Options or Awards under the Plan may be either authorized but unissued shares, issued and held for use in employee compensation plans or shares previously issued and reacquired by the Company. Upon the expiration, termination or cancellation (in whole or in part) of unexercised Options, shares of Common Stock subject thereto shall again be available for option or grant as Retention Shares under the Plan. Shares of Common Stock covered by an Option, or portion thereof, which is surrendered upon the exercise of a stock appreciation right, shall thereafter be unavailable for option or grant as Retention Shares under the Plan. Upon the forfeiture (in whole or in part) of a grant of Retention Shares, the shares of Common Stock subject to such forfeiture shall again be available for option or grant as Retention Shares under the Plan.

_________________________________________________________________________

               6. TERMS AND CONDITIONS OF NON-QUALIFIED OPTIONS

All non-qualified options under the Plan shall be granted subject to the following terms and conditions:

     (a) Option Price. The option price per share with respect to each option
         -------------
shall be determined by the Committee but shall not be less than 100% of the fair market value of the Common Stock on the date the option is granted, such fair market value to be determined in accordance with the procedures to be established by the Committee.

     (b) Duration of Options. Options shall be exercisable at such time or times
         -------------------
and under such conditions as set forth in the written agreement evidencing such option but in no event shall any option be exercisable subsequent to the tenth anniversary of the date on which the option is granted.

     (c) Exercise of Option. Except as provided in Section 6(f) and 6(g), the
         ------------------
shares of Common Stock covered by an option may not be purchased prior to the first anniversary of the date on which the option is granted or such longer period or periods, and subject to such conditions, as the Committee may determine, but thereafter may be purchased at one time or in such installments over the balance of the option period as may be provided in the option. Any shares not purchased on the applicable installment date may be purchased thereafter at any time prior to the final expiration of the option. To the extent that the right to purchase shares has accrued thereunder, options may be exercised from time to time by written notice to the Company stating the number of shares with respect to which the option is being exercised.

     (d) Payment. Shares of Common Stock purchased under options shall, at the
         -------
time of purchase, be paid for in full. All, or any portion, of the option exercise price may be paid by the surrender to the Company, at the time of exercise, of shares of previously acquired Common Stock owned by the Optionee, to the extent that such payment does not require the surrender of a fractional share of such previously acquired Common Stock. In addition, the option exercise price may be paid by authorizing the Company to withhold Common Stock otherwise issuable on exercise of the option. Such shares previously acquired or shares withheld to pay the option exercise price shall be valued at fair market value on the date the option is exercised in accordance with the procedures to be established by the Committee. A holder of an option shall have none of the rights of a stockholder until the shares of Common Stock are issued to him or her. If an amount is payable by an Optionee to the Company or a Subsidiary under applicable withholding tax laws in connection with the exercise of non-qualified options the Optionee may make such payment, in whole or in part, by electing to authorize the Company to withhold or accept shares of Common Stock having a fair market value equal to the amount to be paid under such withholding tax laws.

     (e) Non-Transferability of Options. During an Optionee's lifetime, the
         ------------------------------
option may be exercised only by the Optionee. Options shall not be transferable, except for exercise by the Optionee's legal representatives or heirs. An officer of the Company may, with prior approval from the Committee (or its designee) as to form, transfer an exercisable non-qualified Option to (a) a member or members of the officer's immediate family (spouse, children and grandchildren, including step and adopted children and grandchildren), (b) a trust, the beneficiaries of which consist exclusively of members of the officer's immediate family, (c) a partnership, the partners of which consist exclusively of members of the officer's immediate family, or (d) any similar entity created for the exclusive benefit of members of the officer's immediate family. The Committee or its designee must approve the form of any transfer of a Grant to or for the benefit of any immediate family member or members before such transfer shall be recognized as valid hereunder. For purposes of the preceding sentence, any remote, contingent interest of persons other than a member of the officer's immediate family shall be disregarded. For purposes of this Section 6(e), the term "officer" shall have the same meaning as that term is defined in Rule 16a-I (f) of the Act. A person's status as an officer shall be determined at the time of the intended transfer.

     (f)  Termination of Employment. Upon the termination of an Optionee's
          -------------------------
employment, for any reason other than death, the option shall be exercisable only as to those shares of Common Stock which were then subject to the exercise of such option, provided that (I) in the case of retirement, at or after age 55 and with at least five (5) years of credited Company service, or disability, as described below, any holding period required by Section 6(c) shall automatically be deemed to be satisfied and (II) the Committee may determine that particular limitations and restrictions under the Plan shall not apply, and such option shall expire according to the following schedule:

          (i)   Retirement. Option shall expire, unless exercised, five (5)
                ----------
          years after the Optionee's retirement, at or after age 55 with at least five (5) years of credited Company service, from the Company.

          (ii)  Disability. Option shall expire, unless exercised, five (5)
                ----------
          years after the date the Optionee is terminated due to the determination by the Company that the Optionee is disabled as defined in section 22(e)(3) of the Code.

          (iii) Gross Misconduct. Option shall expire upon receipt by the
                ----------------
          Optionee of the notice of termination if he or she is terminated for deliberate, willful or gross misconduct as determined by the Company.

          (iv)  All Other Terminations. Option shall expire, unless exercised,
                ----------------------
          three (3) months after the date of such termination.

In no event, however, shall any option be exercisable pursuant to this Section 6(f) subsequent to the tenth anniversary of the date on which it is granted.

     (g)  Death of Optionee. Upon the death of an Optionee during his or her
          ------------------
period of employment, the option shall be exercisable only as to those shares of Common Stock which were subject to the exercise of such option at the time of his or her death, provided that (I) any holding period required by Section 6(c) shall automatically be deemed to be satisfied and (II) the Committee may determine that particular limitations and restrictions under the Plan shall not apply, and such option shall expire, unless exercised by the Optionee's legal representatives or heirs, five (5) years after the date of death.

In no event, however, shall any option be exercisable pursuant to this Section 6(g) subsequent to the tenth anniversary of the date on which it is granted.
________________________________________________________________________
             7. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

     (a) General. The Committee may also grant a stock appreciation right in
         -------
connection with a non-qualified option, either at the time of grant or by amendment. Such stock appreciation right shall cover the same shares covered by such option (or such lesser number of shares of Common Stock as the Committee may determine) and shall, except for the provisions of Section 6(d) hereof, be subject to the same terms and conditions as the related non-qualified option.

     (b) Exercise and Payment. Each stock appreciation right shall entitle the
         --------------------
Optionee to surrender to the Company unexercised the related option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to the excess of the fair market value of one share of Common Stock over the option price per share times the number of shares covered by the option, or portion thereof, which is surrendered. Payment shall be made in shares of Common Stock valued at fair market value, or in cash, or partly in shares and partly in cash, all as shall be determined by the Committee. The fair market value shall be the value determined in accordance with procedures established by the Committee. Stock appreciation rights may be exercised from time to time upon actual receipt by the Company of written notice stating the number of shares of Common Stock with respect to which the stock appreciation right is being exercised, provided that if a stock appreciation right expires unexercised, it shall be deemed exercised on the expiration date if any amount would be payable with respect thereto. No fractional shares shall be issued but instead cash shall be paid for a fraction. If an amount is payable by an Optionee to the Company or a Subsidiary under applicable withholding tax laws in connection with the exercise of stock appreciation rights the Optionee may make such payment, in whole or in part, by electing to authorize the Company to withhold or accept shares of Common Stock having a fair market value equal to the amount to be paid under such withholding tax laws.

     (c) Restrictions. The obligation of the Company to satisfy any stock
         ------------
appreciation right exercised by an Optionee subject to Section 16 of the Act shall be conditioned upon the prior receipt by the Company of an opinion of counsel to the Company that any such satisfaction will not create an obligation on the part of such Optionee pursuant to Section 16(b) of the Act to reimburse the Company for any statutory profit which might be held to result from such satisfaction.

_________________________________________________________________________

              8. TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS

     (a) General.  The Committee may also grant incentive stock options as
         --------
defined under section 422 of the Code. All incentive stock options issued under the Plan shall, except for the provisions of Sections 6(e) (to the extent it allows the Committee to permit options to be transferred to, or for the benefit of, the Optionee's immediate family members), 6(f) and (g) and Section 7 hereof, be subject to the same terms and conditions as the non-qualified options granted under the Plan. In addition, incentive stock options shall be subject to the conditions of Sections 8(b), (c) and (d).

     (b) Limitation of Exercise.  The aggregate fair market value (determined as
         -----------------------
of the date the incentive stock option is granted) of the shares of stock with respect to which incentive stock options are exercisable for the first time by such Optionee during any calendar year shall not exceed $100,000. If any incentive stock options become exercisable in any year in excess of a $100,000 limitation, options representing such excess shall become non-qualified options exercisable pursuant to the terms of Section 6 hereof and shall not be exercisable as incentive stock options.

     (c) Termination of Employment. Upon the termination of an Optionee's
         -------------------------
employment, for any reason other than death, his or her incentive stock option shall be exercisable only as to those shares of Common Stock which were then subject to the exercise of such option provided that (I) in the case of retirement, at or after age 55 and with at least five (5) years of credited Company service, or disability, as described below, any holding period required by Section 6(c) shall automatically be deemed to be satisfied and (II) the Committee may determine that particular limitations and restrictions under the Plan shall not apply. Such option shall expire as an incentive stock option (but shall become a non-qualified option exercisable pursuant to the terms of Section 6 hereof less the period already elapsed under such Section) according to the following schedule:

          (i)   Retirement. The incentive stock option shall expire, unless
                ----------
          exercised, one (1) year after the Optionee's retirement, at or after age 55 with at least five (5) years of credited Company service, from the Company.

          (ii)  Disability. The incentive stock option shall expire, unless
                ----------
          exercised, one (1) year after the date the Optionee is terminated due to the determination by the Company that the Optionee is disabled as defined in section 22(e)(3) of the Code.

          (iii) Gross Misconduct. The incentive stock option shall expire upon
                ----------------
          receipt by the Optionee of the notice of termination if he or she is terminated for deliberate, willful or gross misconduct as determined by the Company.

          (iv)  All Other Terminations. The incentive stock option shall expire,
                ----------------------
          unless exercised, three (3) months after the date of such termination.

In no event, however, shall any incentive stock option be exercisable pursuant to this Section 8(c) subsequent to the tenth anniversary of the date on which it was granted.

     (d)     Death of Optionee. Upon the death of an Optionee during his or
             -----------------
her period of employment, the incentive stock option shall be exercisable as an incentive stock option only as to those shares of Common Stock which were subject to the exercise of such option at the time of death, provided that (I) any holding period required by Section 6(c) shall automatically be deemed to be satisfied, and (II) the Committee may determine that particular limitations and restrictions under the Plan shall not apply, and such option shall expire as incentive stock options, but shall become a non-qualified option exercisable pursuant to the terms of Section 6, less the period already elapsed under such
Section 6.

In no event, however, shall any incentive stock option be exercisable pursuant to this Section 8(d) subsequent to the tenth anniversary of the date on which it was granted.

________________________________________________________________________

             9. TERMS AND CONDITIONS OF AWARDS OF RETENTION STOCK

     (a)  General.  Retention Shares may be granted to reward the attainment of
          -------
individual, Company or Subsidiary goals, or to attract or retain officers or other employees of the Company or any Subsidiary. With respect to each grant of Retention Shares under the Plan, the Committee shall determine the period or periods, including any conditions for determining such period or periods, during which the restrictions set forth in Section 9(b) shall apply, provided that in no event, other than as provided in Section 9(c), shall such restrictions terminate prior to one (1) year after the date of grant and further provided that the Committee may also specify any other terms or conditions to the right of the Participant to receive such Retention Shares ("Vesting Conditions"). Subject to Section 9(c) and any such Vesting Conditions, a grant of Retention Shares shall be effective for the Restriction Period and may not be revoked.

     (b)  Restrictions.  At the time of grant of Retention Shares to a
          ------------
Participant, a certificate representing the number of shares of Common Stock granted shall be registered in the Participant's name but shall be held by the Company for his or her account. The Participant shall have the entire beneficial ownership interest in, and all rights and privileges of a stockholder as to, such Retention Shares, including the right to vote such Retention Shares and, unless the Committee shall determine otherwise, the right to receive dividends thereon, subject to the following: (i) subject to Section 9(c), the Participant shall not be entitled to delivery of the stock certificate until the expiration of the Restriction Period and the satisfaction of any Vesting Conditions; (ii) none of the Retention Shares may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restriction Period or prior to the satisfaction of any Vesting Conditions; and (iii) all of the Retention Shares shall be forfeited and all rights of the Participant to such Retention Shares shall terminate without further obligation on the part of the Company unless the Participant remains in the continuous employment of the Company or a Subsidiary for the entire Restriction Period, except as provided by Sections 9(a) and 9(c), and any applicable Vesting Conditions have been satisfied. Any shares of Common Stock or other securities or property received as a result of a transaction listed in Section 11 shall be subject to the same restrictions as such Retention Shares.

     (c)  Termination of Employment.
          -------------------------

          (i)  Disability and Retirement. If (A) a Participant ceases to be an
               -------------------------
          employee of the Company or a Subsidiary prior to the end of a Restriction Period, by reason of disability due to the determination by the Company that the Optionee is disabled, as defined in section 22(e)(3) of the Code, or retirement, at or after age 55 and with at least five (5) years of credited Company service, and (B) all Vesting Conditions have been satisfied, the Retention Shares granted to such Participant shall immediately vest and all restrictions applicable to such shares shall lapse. A certificate for such shares shall be delivered to the Participant in accordance with the provisions of
          Section 9(d).

          (ii)  Death. If (A) a Participant ceases to be an employee of the
                -----
          Company or a Subsidiary prior to the end of a Restriction Period by reason of death, and (B) all Vesting Conditions have been satisfied, the Retention Shares granted to such Participant shall immediately vest in his or her Beneficiary, and all restrictions applicable to such shares shall lapse. A certificate for such shares shall be delivered to the Participant's Beneficiary in accordance with the provisions of Section 9(d).

          (iii) All Other Terminations. If a Participant ceases to be an
                ----------------------
          employee of the Company or a Subsidiary prior to the end of a Restriction Period for any reason other than death, disability or retirement as provided in Section 9(c)(i) and (ii), the Participant shall immediately forfeit all Retention Shares then subject to the restrictions of Section 9(b) in accordance with the provisions thereof, except that the Committee may, if it finds that the circumstances in the particular case so warrant, allow a Participant whose employment so terminated to retain any or all of the Retention Shares then subject to the restrictions of Section 9(b) and all restrictions applicable to such retained shares shall lapse. In such latter event, a certificate for such retained shares shall be delivered to the Participant in accordance with the provisions of
          Section 9(d).

          (iv)  Vesting Conditions. If a Participant ceases to be an employee of
                ------------------
          the Company or a Subsidiary for any reason prior to the satisfaction of any Vesting Conditions, the Participant shall immediately forfeit all Retention Shares then subject to the restrictions of Section 9(b) in accordance with the provisions thereof, except that the Committee may, if it finds that the circumstances in the particular case so warrant, allow a Participant whose employment has so terminated to retain any or all of the Retention Shares then subject to the restrictions of Section 9(b) and all restrictions applicable to such retained shares shall lapse. In such latter event, a certificate for such retained shares shall be delivered to the Participant in accordance with the provisions of Section 9(d).

     (d)  Payment of Retention Shares. At the end of the Restriction Period and
          ---------------------------
after all Vesting Conditions have been satisfied, or at such earlier time as provided for in Section 9(c) or as the Committee, in its sole discretion, may otherwise determine, all restrictions applicable to the Retention Shares shall lapse, and a stock certificate for a number of shares of Common Stock equal to the number of Retention Shares, free of all restrictions, shall be delivered to the Participant or his or her Beneficiary, as the case may be. If an amount is payable by a Participant to the Company or a Subsidiary under applicable withholding tax laws in connection with the lapse of such restrictions the Participant may make such payment, in whole or in part, by authorizing the Company to transfer to the Company Retention Shares otherwise deliverable to the Participant having a fair market value equal to the amount to be paid under such withholding tax laws.

________________________________________________________________________

                     10. REGULATORY APPROVALS AND LISTING

The Company shall not be required to issue to an Optionee, Participant or a Beneficiary, as the case may be, any certificate for any shares of Common Stock upon exercise of an option or for any Retention Shares granted under the Plan prior to (i) the obtaining of any approval from any governmental agency which the Company, in its sole discretion, shall determine to be necessary or advisable, (ii) the admission of such shares to listing on any stock exchange on which the Common Stock may then be listed, and (iii) the completion of any registration or other qualification of such shares under any state or Federal law or rulings or regulations of any governmental body which the Company, in its sole discretion, shall determine to be necessary or advisable.

________________________________________________________________________

             11. ADJUSTMENT IN EVENT OF CHANGES IN CAPITALIZATION

In the event of a recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, rights offering, separation, spin-off, reorganization or liquidation, or any other change in the corporate structure or shares of the Company, the Board, upon recommendation of the Committee, may make such equitable adjustments as it may deem appropriate in the number and kind of shares authorized by the Plan, in the option price of outstanding Options, and in the number and kind of shares or other securities or property subject to Options or covered by outstanding Awards.

________________________________________________________________________

                             12. TERM OF THE PLAN

No Options or Retention Shares shall be granted pursuant to the Plan after August 18, 2009 but grants of Options and Retention Shares theretofore granted may extend beyond that date and the terms and conditions of the Plan shall continue to apply thereto.

_________________________________________________________________________

                   13. TERMINATION OR AMENDMENT OF THE PLAN

The Board may at any time terminate the Plan with respect to any shares of Common Stock not at that time subject to outstanding Options or Awards, and may from time to time alter or amend the Plan or any part thereof (including, but without limiting the generality of the foregoing, any amendment deemed necessary to ensure that the Company may obtain any approval referred to in Section 10 or to ensure that the grant of Options or Awards, the exercise of Options or payment of Retention Shares or any other provision or the Plan complies with
Section 16(b) of the Act), provided that no change with respect to any Options or Retention Shares theretofore granted may be made which would impair the rights of an Optionee or Participant without the consent of such Optionee or Participant and, further, that without the approval of stockholders, no alteration or amendment may be made which would (i) increase the maximum number of shares of Common Stock subject to the Plan as set forth in Section 5 (except by operation of Section 11), (ii) extend the term of the Plan, (iii) change the class of eligible persons who may receive Options or Awards of Retention Shares under the Plan or (iv) increase the limitation set forth in Section 5 on the maximum number of shares that any Participant may receive under the Plan.

_________________________________________________________________________

                             14. LEAVE OF ABSENCE

A leave of absence other than an Approved Leave of Absence shall be deemed a termination of employment for purposes of the Plan. An Approved Leave of Absence shall not be deemed a termination of employment for purposes of the Plan (except for purposes of Section 8), but the period of such Leave of Absence shall not be counted toward satisfaction of any Restriction Period or any holding period described in Section 6(c).

_________________________________________________________________________

                            15. GENERAL PROVISIONS

     (a) Neither the Plan nor the grant of any Option or Award nor any action by the Company, any Subsidiary or the Committee shall be held or construed to confer upon any person any right to be continued in the employ of the Company or a Subsidiary. The Company and each Subsidiary expressly reserve the right to discharge, without liability but subject to his or her rights under the Plan, any Optionee or Participant whenever in the sole discretion of the Company or a Subsidiary, as the case may be, its interest may so require.

     (b) All questions pertaining to the construction, regulation, validity and effect of the Plan shall be determined in accordance with the laws of the State of Delaware, without regard to conflict of laws doctrine.

     (c) Notwithstanding any provision herein to the contrary, the Committee, under terms and conditions as it may prescribe, may permit certain Optionees (with respect to non-qualified options and stock appreciation rights) and certain Participants (with respect to Awards of Retention Shares) to make elections, engage in transactions or take any other action intended to defer the receipt of compensation for federal income tax purposes with respect to such Non-Qualified Options, Stock Appreciation Rights or Retention Shares.

________________________________________________________________________

                              16. EFFECTIVE DATE

The Plan was adopted by the Board effective as of October 8, 1999. It shall be submitted to the stockholders of the Company for their approval within twelve
(12) months after such date.

If such approval is not obtained, any Award or grant of an Option under the Plan shall be void and all Awards and grants under the Plan shall be contingent upon stockholder approval.


                              QUICKSILVER RESOURCES INC.


                              By:      /s/ Glenn Darden
                                  -----------------------------------
                                       Glenn Darden, President

                                     PROXY

                          QUICKSILVER RESOURCES INC.
               777 WEST ROSEDALE STREET, FORT WORTH, TEXAS 76104

      THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF QUICKSILVER
             RESOURCES INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                ON JUNE 6, 2000

The undersigned hereby appoints Bill Lamkin and Porter Farrell and each of them as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to vote all shares of Quicksilver Resources Inc. Common Stock which the undersigned may be entitled to vote at the annual meeting of stockholders to be held at 9:00 a.m. on Tuesday, June 6, 2000 at 777 W. Rosedale Street, Fort Worth, Texas, or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED HEREIN. AS TO SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THE PROXIES LISTED HEREON ACCORDING TO THEIR DISCRETION.

Please mark your votes as indicated in this example:  /X/

          PROPOSAL 1:    ELECTION OF DIRECTORS

          / /   FOR all nominees          / /  WITHHOLD AUTHORITY
                listed to the right            to vote for all nominees
                (except as marked to           listed to the right
                contrary)

     Nominees:

         Frank Darden                          Glenn Darden
         Thomas F. Darden                      D. Randall Kent
         Steven M. Morris                      W. Yandell Rogers III
         Anne Darden Self                      Mark Warner

INSTRUCTION: to withhold authority to vote for any individual nominee or nominees, strike through the nominee's name above.

          PROPOSAL 2:    APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS FOR THE COMPANY

            / /  FOR         / /  AGAINST       / /  ABSTAIN

     PROPOSAL 3:  APPROVAL OF THE 1999 STOCK OPTION AND RETENTION STOCK PLAN

            / /  FOR           / /  AGAINST            / /  ABSTAIN


     Please check the following box if you plan to attend the annual meeting of stockholders in person. / /


ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED "FOR" PROPOSAL 1, "FOR" PROPOSAL 2, AND "FOR" PROPOSAL 3, AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO A VOTE THEREON.

                     Dated: ________________________ , 2000


                     _____________________________________
                                   Signature

                     _____________________________________
                                   Signature

PLEASE SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR HEREON. WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. JOINT OWNERS SHOULD EACH SIGN. IF A CORPORATION, SIGN IN CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

          PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY
                         USING THE ENCLOSED ENVELOPE.